Exhibit 4.6

NEITHER THIS WARRANT, NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION THEREFROM.


March 9, 2004                                                Warrant to Purchase
                                                          Shares of Common Stock

                       MILLSTREAM ACQUISITION CORPORATION
                             STOCK PURCHASE WARRANT

         THIS CERTIFIES THAT, for value received, __________, or his registered assigns, is entitled to purchase from Millstream Acquisition Corporation, a Delaware corporation (the "Company"), at any time or from time to time during the period specified in Section 1 hereof, _____________ (________) fully paid and nonassessable shares of the Company's Stock, no par value (the "Common Stock"), at an exercise price of Eight Dollars and Fifty Cents ($8.50) per share (the "Exercise Price"), subject to adjustment as provided herein. The term
"Warrant Shares," as used herein, refers to the shares of Common Stock purchasable hereunder.

         This Warrant is subject to the following terms, provisions, and conditions:

         1. Period of Exercise. This Warrant is exercisable at any time or from time to time beginning on the date on which the Effective Time of the merger of N Merger, LLC, the Company's wholly-owned subsidiary, with and into NationsHealth Holdings, L.L.C. occurs (the "Effective Date"), as defined in that certain Agreement and Plan of Merger dated as of March 9, 2004, among the Company, N Merger, LLC and NationsHealth Holdings, L.L.C. (the "Merger
Agreement"), and ending at 5:00 p.m., New York City time on the seventh anniversary of the Effective Date (the "Exercise Period"). In the event that the Merger Agreement is terminated in accordance with Article VIII thereof, then this Warrant shall automatically terminate and be deemed null and void.

         2. Manner of Exercise; Issuance of Certificates; Payment for Shares.

            (a) Subject to the provisions hereof, this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the "Exercise Agreement"), to the Company during normal business hours on any business day during the Exercise Period at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Exercise Price for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered and payment shall have been made for such shares (or an election to effect a cashless exercise pursuant to Section 2(b) has been made) as set forth above. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within three (3) business days after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

     (b) Net Issue  Exercise.  In lieu of  exercising  any  Warrant  pursuant to
Section 2(a), the registered holder thereof may elect to receive shares of Common Stock (the "Net Issue Right") by surrender of the Warrant to the Company with the Exercise Agreement duly executed, electing to exercise its Net Issue Right pursuant to this Section 2(b). Upon election of the Net Issue Right, the registered holder shall be entitled to that number of shares of Common Stock (without payment by the holder of any Exercise Price) computed using the following formula:

                           X = Y(W-Z)
                               ------
                                 W

                  Where:

                    X = the number of shares of Common Stock to be issued to the registered holder;
                    Y    = the  number of shares  of  Common  Stock  purchasable
                         under the Warrant (at the date of such calculation);
                    W    = the  fair  market  value of one  share of the  Common
                         Stock (at the date of such calculation);
                    Z = the Exercise Price (as adjusted according to the terms set forth herein).

As used in this Section 2(b), "fair market value" of one share of Common Stock shall mean the average closing price, for the ten trading days immediately preceding the date the Exercise Agreement is submitted to the Company, per share of Common Stock as reported on the Nasdaq Stock Market (the "NASDAQ"), the New York Stock Exchange (the "NYSE"), the American Stock Exchange (the "AMEX"), any other stock exchange or the over-the-counter market, as applicable, as reported in The Wall Street Journal (Northeast edition), or, if not then reported thereby, any other authoritative source. If the Common Stock is not traded on the NASDAQ, the NYSE, the AMEX, any other stock exchange or the over-the-counter market, then in lieu of the average closing price, fair market value of the Common Stock per share shall be the price per share that is determined by the Board of Directors of the Company acting reasonably and in good faith. Upon exercise of its Net Issue Right pursuant to this Section 2(b) and the receipt by the registered holder of the applicable shares of Common Stock, the obligations of the Company to deliver shares of Common Stock shall be terminated with respect to the number of shares of Common Stock for which the registered holder shall have exercised its Net Issue Right.

         3. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

            (a) Shares to be Fully Paid. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

            (b) Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise in full of this Warrant.

            (c) Certain Actions Prohibited. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock issuable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

            (d) Successors and Assigns. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company's assets.

         4. Adjustments.

            (a) Stock Dividends - Split-Ups. If after the date hereof, and subject to the provisions of Section 4(f) below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock, or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares.

            (b) Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 4(f), the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares.

            (c) Adjustments in Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in Section 4(a) or 4(b) above, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

            (d) Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change covered by Section 4(a) or 4(b) hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Warrant holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, by a Warrant holder of the number of shares of Common Stock of the Company obtainable upon exercise of the Warrants immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Section 4(a) or 4(b), then such adjustment shall be made pursuant to Sections 4(a), 4(b), 4(c) and this Section 4(d). The provisions of this Section 4(d) shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

            (e) Notices of Changes in Warrant. Upon every adjustment of the Exercise Price or the number of shares issuable on exercise of a Warrant, the Company shall give written notice thereof to the Warrant holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4(a), 4(b), 4(c) or 4(d), then, in any such event, the Company shall give written notice to the Warrant holder of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

            (f) No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this
Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round up to the nearest whole number, the number of the shares of Common Stock to be issued to the Warrant holder.

            (g) Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Exercise Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

         5. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax or other costs in respect thereof.

         6. No Rights or Liabilities as a Shareholder. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         7. Transfer, Exchange, and Replacement of Warrant.

            (a) Restriction on Transfer. This Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Section 7(e) below; provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 7(f).

            (b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Section 7(e) below, for new Warrants of like tenor representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the holder hereof at the time of such surrender.

            (c) Replacement of Warrant. Upon receipt of evidence of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

            (d) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 7, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 7.

            (e) Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

            (f) Exercise or Transfer Without Registration. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel to the effect that such exercise, transfer, or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws; provided however, that no legal opinion shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act.

         8. Notices. Any notice which is required or provided to be given under this Warrant shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy (if a copy of such confirmed telecopy transmission shall be contemporaneously sent by first class mail), or nationally recognized overnight courier, or five days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, to the following addresses:

         If to the Company:

                   Millstream Acquisition Corporation
                   435 Devon Park Drive
                   Building 400
                   Wayne, PA  19087
                   Attention:  Arthur Spector, Chief Executive Officer
                   Facsimile:  (610) 254-4367

         With a copy to:

                   Klehr, Harrison, Harvey, Branzburg & Ellers LLP 260 S. Broad Street
                   Philadelphia, PA  19102
                   Attention:  Barry J. Siegel
                   Facsimile:  (215) 568-6603

                   If to the Holder:

                   ________________________
                   ________________________
                   ________________________
                   Facsimile:  _______________

         9. Applicable Law. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the internal laws of the State of New York, applicable to contracts made and to be performed entirely within such State. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.

The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

         10. Miscellaneous.

            (a) Amendments. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the holder of this Warrant.

            (b) Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.





                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                           MILLSTREAM ACQUISITION CORPORATION



                           By:
                               Name:    Arthur Spector
                               Title:   President and Chief Executive Officer



                           Dated as of March 9, 2004

                           FORM OF EXERCISE AGREEMENT


                                                        Dated: ________ __, 20__


To:       Millstream Acquisition Corporation
          435 Devon Park Drive
          Building 400
          Wayne, PA  19087


         The undersigned, pursuant to the provisions set forth in the Warrant attached hereto, hereby agrees to purchase ________ shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant in cash, by wire transfer or by certified or official bank check in the amount of, or by surrender of securities issued by the Company (including a portion of the Warrant) having a market value (in the case of a portion of this Warrant, determined in accordance with Section 2(b) of the Warrant) equal to $_________. Please issue a certificate or certificates for such shares of Common Stock in the name of and pay any cash for any fractional share to:


                      Name:        ______________________________

                      Signature:   ______________________________
                      Address:     ______________________________
                                   ______________________________


                      Note: The above signature  should  correspond  exactly
                            with the name on the face of the within Warrant.

and, if said number of shares of Common Stock shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned covering the balance of the shares purchasable thereunder less any fraction of a share paid in cash.

                               FORM OF ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee             Address                             No. of Shares






,      and      hereby      irrevocably       constitutes      and      appoints
______________________________________  ________________________  as  agent  and attorney-in-fact to transfer said Warrant on the books of the within-named Company, with full power of substitution in the premises.


Dated:________________________, __, 20

In the presence of:


__________________________________

                  Name:      __________________________________

                  Signature: ________________________________

                  Title of Signing Officer or Agent (if any):
                             __________________________________
                  Address:   __________________________________
                             __________________________________


                  Note: The above signature should correspond exactly with the name on the face of the within Warrant.